Exhibit 99.13

Joint Filing Agreement

The undersigned agree that the foregoing Amendment No. 4 to the statement on Schedule 13D, dated December 4, 2017, is being filed with the Securities and Exchange Commission on behalf of each of the undersigned pursuant to Rule 13d-1(k).

Dated: December 4, 2017

ELUTIONS, INC.

By:	/s/ William Doucas
Name:	William Doucas
Title:	Chairman

ENGAGE NETWORKS, INC.

By:	/s/ William Doucas
Name:	William Doucas
Title:	Director

ASTRA FAMILY HOLDINGS, LLC

By:	/s/ Elizabeth Doucas
Name:	Elizabeth Doucas
Title:	Manager

LEVENTI IRREVOCABLE TRUST

By:	/s/ Elizabeth Doucas
Name:	Elizabeth Doucas
Title:	Trustee

/s/ William Doucas
William Doucas

/s/ Elizabeth Doucas
Elizabeth Doucas